Exhibit 10.5

EXCLUSIVE BUSINESS COOPERATION AGREEMENT

This Exclusive Business Cooperation Agreement (the “Agreement”) is entered into in the People’s Republic of China (“PRC”) as of December 22, 2014 by and between the following parties:

(a)                                 Dissector (Beijing) Technology Co. Ltd., a limited liability company wholly owned by foreign investor, incorporated and validly existing in Beijing, PRC under PRC laws (“WFOE”), and

(b)                                 Gridsum Holding (Beijing) Co., Ltd., a limited liability company incorporated and validly existing in Beijing, PRC under PRC laws (“Gridsum Holdco”).

The above parties hereinafter shall be individually referred to as a “Party” and collectively referred to as the “Parties”.

Whereas:

(a)                                 WFOE is a wholly-foreign-owned enterprise established in PRC, and has the necessary resources to provide technical and consulting services.

(b)                                 Gridsum Holdco is a company with exclusively domestic capital registered in PRC and may engage in the business such as providing services with respect to search engine optimization, search engine marketing and web dissector as approved by the relevant governmental authorities in PRC (collectively, the “Principal Business”).

(c)                                  WFOE is willing to provide Gridsum Holdco with technical support, consulting services and other commercial services on exclusive basis in relation to the Principal Business during the term of this Agreement, utilizing its advantages in technology, human resources, and information, and Gridsum Holdco is willing to accept such services provided by WFOE or WFOE’s designee(s), each on the terms set forth herein.

The Parties hereby have reached the following agreement upon friendly consultations:

Article 1 Services Provision

1.1                               Gridsum Holdco hereby appoints WFOE as Gridsum Holdco’s exclusive services provider to provide Gridsum Holdco with complete technical support, business support and related consulting services during the term of this Agreement, in accordance with the terms and conditions of this Agreement, which may include all necessary services within the scope of the Principal Business as may be determined from time to time by WFOE, such as but not limited to (A) the research and design of computer hardware and software, internet technology, communication technology and the related products; (B) technology transfer, technology service and consulting service for the foregoing products; and (C) training for computer technology. The exclusive services to be provided by WFOE shall not include any services beyond the business scope of WFOE. WFOE has no obligation to provide any services beyond the business scope of WFOE.

1.2                               Gridsum Holdco agrees to accept all the consultations and services provided by WFOE. Gridsum Holdco further agrees that unless with WFOE’s prior written consent, during the term of this Agreement, Gridsum Holdco shall not directly or indirectly accept the same or any similar consultations and/or services provided by any third party and shall not establish similar corporation relationship with any third party regarding the matters contemplated by this Agreement. Parties agree that WFOE may appoint other parties, who may enter into certain agreements described in Article 1.3 with Gridsum Holdco, to provide Gridsum Holdco with the consultations and/or services under this Agreement.

1.3                               Service Providing Methodology

(a)                                 The Parties agree that during the term of this Agreement, where necessary, Gridsum Holdco may enter into further technical service agreements or consulting service agreements with WFOE or any other party designated by WFOE, which shall provide the specific contents, manner, personnel, and fees for the specific technical services and consulting services.

(b)                                 To fulfill this Agreement, the Parties agree that WFOE can provide relevant equipments to Gridsum Holdco for Gridsum Holdco’s use for the purposes of providing services to Gridsum Holdco.

Article 2 Service Fees and Payment Mode

The Parties agree that, in consideration of the services provided by WFOE, Gridsum Holdco shall pay WFOE fees (the “Service Fees”) equal to 90% of the net income of Gridsum Holdco, which equals the balance of the gross income less the costs of Gridsum Holdco acceptable to the Parties (the “Net Income”). The Service Fees shall be due and payable on a quarterly basis. Within 30 days after the end of each quarter, Gridsum Holdco shall (i) deliver to WFOE the management accounts and operating statistics of Gridsum Holdco for such quarter, including the Net Iincome of Gridsum Holdco during such quarter (the “Quarterly Net Income”), and (ii) pay 90% of such Quarterly Net Income to WFOE (the “Quarterly Payment”). Within ninety (90) days after the end of each fiscal year, Gridsum Holdco shall (i) deliver to WFOE audited financial statements of Gridsum Holdco for such fiscal year, which shall be audited and certified by an independent certified public accountant approved by WFOE, and (ii) pay an amount to WFOE equal to the shortfall, if any, of the aggregate net income of Gridsum Holdco for such fiscal year, as shown in such audited financial statements, as compared to the aggregate amount of the Quarterly Payments paid by Gridsum Holdco to WFOE in such fiscal year. WFOE and Gridsum Holdco further agree that, according to the actual cooperation between WFOE and Gridsum Holdco and the revenue and expenditure situation of Gridsum Holdco, the Parties can reasonably adjust the calculation ratio of the Service Fees provided herein, and WFOE is entitled to determine, at its sole discretion, whether to permit Gridsum Holdco to defer the payment of part of Service Fees under certain particular circumstances.

Article 3 Intellectual Property Rights and Confidentiality Clauses

3.1                               WFOE shall have exclusive and proprietary rights and interests in all rights, ownership, interests and intellectual properties which owned by WFOE and used by WFOE during the performance of this Agreement, including but not limited to copyrights, patents, patent applications, software, technical secrets, trade secrets and others.

3.2                               The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (i) is in the public domain (other than through the receiving Party’s unauthorized disclosure); (ii) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (iii) is required to be disclosed by any Party to its shareholders, investors, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, investors, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Article. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Article shall survive the termination of this Agreement for any reason.

3.3                               The Parties agree that this Article shall survive changes to, and rescission or termination of, this Agreement.

Article 4 Representations and Warranties

4.1                               WFOE hereby represents and warrants as follows:

(a)                                 WFOE is a wholly owned foreign enterprise legally registered and validly existing in accordance with PRC laws.

(b)                                 WFOE has taken all necessary corporate actions, obtained all necessary authorization and the consent and approval from third parties and government agencies (if any) for the execution, delivery and performance of this Agreement. WFOE’s execution, delivery and performance of this Agreement do not violate any explicit requirements under any law or regulation binding on WFOE.

(c)                                  This Agreement constitutes WFOE’s legal, valid and binding obligations, enforceable in accordance with its terms.

4.2                               Gridsum Holdco hereby represents and warrants as follows:

(a)                                 Gridsum Holdco is a company legally registered and validly existing in accordance with PRC laws and has obtained the relevant permit and license for engaging in the Principal Business in a timely manner;

(b)                                 Gridsum Holdco has taken all necessary corporate actions, obtained all necessary authorization and the consent and approval from third parties and government agencies (if any) for the execution, delivery and performance of this Agreement. Gridsum Holdco’s execution, delivery and performance of this Agreement do not violate any explicit requirements under any law or regulation binding on WFOE.

(c)                                  This Agreement constitutes Gridsum Holdco’s legal, valid and binding obligations, and shall be enforceable against it.

Article 5 Term of Agreement

5.1                               This Agreement is executed on the date first above written and shall take effect as of such date. Unless earlier terminated in accordance with the provisions of this Agreement or relevant agreements separately executed between the Parties, the term of this Agreement shall be ten (10) years. After the execution of this Agreement, the Parties shall review this Agreement every three (3) months to determine whether to amend or supplement the provisions in this Agreement based on the actual circumstances at that time.

5.2                               The term of this Agreement may be extended if confirmed in writing by WFOE prior to the expiration thereof. The extended term shall be determined by WFOE, and Gridsum Holdco shall accept such extended term unconditionally.

Article 6 Termination

6.1                               Unless renewed in accordance with the relevant terms of this Agreement, this Agreement shall be terminated upon the date of expiration hereof.

6.2                               During the term of this Agreement, unless WFOE commits gross negligence, or a fraudulent act, against Gridsum Holdco, Gridsum Holdco shall not terminate this Agreement prior to its expiration date. Nevertheless, WFOE shall have the right to terminate this Agreement upon giving 30 days’ prior written notice to Gridsum Holdco at any time.

6.3                               The rights and obligations of the Parties under Articles 3, 7 and 8 shall survive the termination of this Agreement.

Article 7 Indemnification

Gridsum Holdco shall indemnify and hold harmless WFOE from any losses, injuries, obligations or expenses caused by any lawsuit, claims or other arbitration against WFOE arising from or caused by the consultations and services provided by WFOE to

Gridsum Holdco pursuant this Agreement, except where such losses, injuries, obligations or expenses arise from the gross negligence or willful misconduct of WFOE.

Article 8 Notices

8.1                               Any notice, request, demand and other correspondences made as required by or in accordance with this Agreement shall be made in writing and delivered to the relevant Party.

8.2                               The abovementioned notice or other correspondences shall be deemed to have been delivered when it is transmitted if transmitted by facsimile, or when it is delivered if received in person, or when five (5) days have elapsed after posting if posted by mail.

Article 9 Assignment

9.1                               Without WFOE’s prior written consent, Gridsum Holdco shall not assign its rights and obligations under this Agreement to any third party.

9.2                               Gridsum Holdco agrees that WFOE may assign its obligations and rights under this Agreement to any third party upon a prior written notice to Gridsum Holdco but without the consent of Gridsum Holdco.

Article 10 Miscellaneous

10.1                        This Agreement is written in both Chinese and English language in two (2) copies, each Party having one (1) copy with equal legal validity; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

10.2                        The conclusion, validity, execution, amendment, interpretation and termination of this Agreement shall be governed by laws of the PRC.

10.3                        Any disputes arising from and in connection with this Agreement shall be settled through consultations among the Parties involved, and if the Parties involved fail to reach an agreement regarding such a dispute within thirty (30) days of its occurrence, such dispute shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in Beijing in accordance with the arbitration rules of such commission, and the arbitration award shall be final and binding on all the Parties involved.

10.4                        Any rights, powers and remedies empowered to any Party by any provisions herein shall not preclude any other rights, powers and remedies enjoyed by such Party in accordance with laws and other provisions under this Agreement, and a Party’s exercise of any of its rights, powers and remedies shall not preclude its exercise of other rights, powers and remedies of it.

10.5                        Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (the “Party’s Rights”) shall not lead to a waiver of such rights, and the waiver of any single or partial exercise of the Party’s Rights shall not preclude such Party from exercising such rights in any other way or exercising the remaining part of the Party’s Rights.

10.6                        The titles of the Articles contained herein are for reference only, and in no circumstances shall such titles be used for or affect the interpretation of the provisions hereof.

10.7                        Each provision contained herein shall be severable and independent from each of other provisions. If at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected thereby

10.8                        Upon execution, this Agreement shall replace any other previous legal documents entered into by relevant Parties on the same subject matter.

10.9                        Any amendments or supplements to this Agreement shall be made in writing and shall take effect only when properly signed by the Parties to this Agreement.

10.10                 This Agreement shall be binding on its legal successors of the Parties.

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IN WITNESS HEREOF, the following Parties have caused this Exclusive Business Cooperation Agreement to be executed as of the date first here above mentioned.

Dissector (Beijing) Technology Co. Ltd. (Company Seal)

Signature:	/s/Qi Guosheng
Name: Qi Guosheng
Title:

Gridsum Holding (Beijing) Co., Ltd. (Company Seal)

Signature:	/s/Qi Guosheng
Name: Qi Guosheng
Title: